Exhibit 99.1

For Immediate Release:	December 19, 2013

Investor Relations Contact:	Investor and Media Relations Contact:
Marliese L. Shaw (Rockville Bank)	Dena Hall (United Bank)
Senior Vice President, Investor Relations Officer	Senior Vice President, Marketing
860-291-3622	Community Relations
mshaw@rockvillebank.com	413-787-1292
dhall@bankatunited.com
Media Relations Contact:
Adam J. Jeamel (Rockville Bank)
Vice President, Corporate Communications
860-291-3765 ajeamel@rockvillebank.com

Rockville Bank and United Bank Identify Four Branches

They Propose to Consolidate in Connecticut

Cite Cost-Savings, Shareholder Value While Maintaining Superior Customer Service

GLASTONBURY, Conn. and WEST SPRINGFIELD, Mass., December 19, 2013 – Rockville Bank and United Bank announced today that they have identified four branches to consolidate to minimize branch overlap that would occur after their strategic merger of equals. Company leaders say that these consolidations would help to make the combined bank stronger, more efficient and better able to serve the public in the banks’ very competitive geographic markets.

Rockville and United included the proposed list of consolidations in regulatory filings this week.

After reviewing the banks’ locations, studying the close proximity of United and Rockville branches and determining the inefficiencies that exist, the banks determined to consolidate four branches, subject to regulatory and shareholder approval of the merger.

•	The Rockville Bank branch located at 12 Main Street in Ellington will be consolidated into the United Bank branch at 287 Somers Road in Ellington. These two branches are less than one mile apart. The Bank will file an application to apply to open a loan production office in the Rockville Bank branch and maintain an ATM.

•	United Bank’s branch located at 268 Hazard Avenue in Enfield will be consolidated into Rockville Bank’s branch at 231 Hazard Avenue. These two branches are less than a half mile apart. Rockville is currently planning a renovation at their Hazard Avenue branch to enhance the customers’ banking experience. Rockville Bank has another branch located in the Enfield Big Y Supermarket on Palomba Drive and United Bank has a branch located at 855 Enfield Street.

•	United Bank’s branch located at 23 Main Street in Manchester will be consolidated into the Rockville Bank branch at 768 North Main Street. United’s Main Street branch is a little over a mile from Rockville’s North Main Street location. Rockville has two other branches in Manchester located at 341 Broad Street and the Big Y Supermarket Branch.

•	United Bank’s branch located at 112 Mountain Road in Suffield will be consolidated into the Rockville Bank branch at 275 Mountain Road. These two branches are less than a half mile apart.

Rockville and United employees who work at these branches proposed for consolidation will be offered comparable positions in the same or nearby communities. Customers will be provided ample notification of the consolidations.

Any regulatory applications to consolidate the four branches in Ellington, Enfield, Manchester and Suffield will not be filed until their merger application receives regulatory and shareholder approval, which they are anticipating in the first half of 2014. Therefore, customers would not see any branches consolidate until late 2014, at the earliest.

“Customers, employees, shareholders and the communities we serve are always in the forefront of any decision we make, particularly when it came to determining which United and Rockville branches we propose consolidating,” said William H. W. Crawford, IV, President and Chief Executive Officer of Rockville Bank and Rockville Financial, Inc. (RCKB). “After looking at duplicative services of the combined bank, the close proximity of our branches and the inefficiencies that exist within the branch network, we came to a sound and practical business decision that will result in significant cost-savings and greater shareholder return without compromising both Banks’ long history of providing superior customer service or dramatically impacting our hardworking branch teams.”

“When we announced our strategic merger of equals with Rockville Bank, we knew there were overlapping Rockville and United branches that required careful and deliberate decision-making in regards to consolidation. The four branches we are proposing to consolidate will create the efficiencies we are looking for while ensuring our customers always have access to convenient banking locations with the friendly, caring and customer-focused branch teams they are accustomed to everyday. I am confident this short list of branches will have very minimal or no impact at all on our customers while strategically positioning the combined bank for future growth,” said Richard B. Collins, Chairman, President and CEO of United Bank.

Bank officials expect that due to an increased demand for the products and services of the resultant bank, there will be additional opportunities to open retail branches in the future.

Last month, Rockville and United announced their merger plans that will establish the premier community bank in New England – a $4.8 billion community bank with the size, scale and product breadth to compete effectively. The combination will create the largest community bank headquartered in the Hartford – Springfield market with the top five deposit market share in each of the Hartford and Springfield metropolitan statistical areas.

Under the merger, which is still subject to regulatory and shareholder approval, Rockville Bank will change its name to United Bank and be traded on the NASDAQ Global Select Market under the symbol: UBNK. William H.W. Crawford, IV of Rockville Bank will become Chief Executive Officer of the combined bank and J. Jeffrey Sullivan from United will be President.

About United Bank:

United Bank is a federally-chartered, $2.4 billion public company headquartered in West Springfield, Massachusetts with branch locations throughout Western and Central Massachusetts and Hartford, Tolland and New Haven Counties in Connecticut. United Bank has been doing business in the greater Springfield area since 1882. United Financial Bancorp Inc., the holding company for United Bank, is traded on the NASDAQ Global Select Market under the symbol: UBNK. For more information on United Bank, visit bankatunited.com

About Rockville Bank:

Rockville Bank, established in 1858, is a state-chartered, $2.2 billion public company with executive headquarters in Glastonbury, Connecticut and 22 branches serving Tolland, Hartford, New Haven and New London counties. Rockville Financial, Inc., the holding company for Rockville Bank, is traded on the NASDAQ Global Select Market under the symbol: RCKB. For more information about Rockville Bank, visit rockvillebank.com or Rockville Financial, Inc. at rockvillefinancialinc.com.

FORWARD-LOOKING STATEMENTS

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Rockville Financial, Inc. and United Financial Bancorp, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Rockville and United, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Rockville’s and United’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Rockville and United shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Rockville and United businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Rockville has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will includes a joint proxy statement of Rockville and United and a prospectus of Rockville, as well as other relevant documents concerning the proposed transaction. United will mail the joint proxy statement/prospectus to its stockholders. SHAREHOLDERS OF ROCKVILLE AND UNITED ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Rockville and United at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Rockville’s website at www.rockvillefianncialinc.com,” and then under the heading “SEC Filings” or at United’s website at www.bankatunited.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Rockville, United and certain of their respective Directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Rockville and United’s shareholders in connection with the proposed merger. Information about the Directors and executive officers of Rockville and their ownership of Rockville.

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